UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 7, 2013

CREDEX CORPORATION.

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

848 Rainbow Blvd, # 2096 Las Vegas, Nevada 89107

_______________________________________

(Address of principal executive offices)(Zip Code)

(801) 243-5661

_______________________________

(Registrant’s telephone number, including area code)

Not applicable

________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2013, Mr Arunkuamr Rajapandy resigned as a Director of Credex Corporation (the “Company”). To our knowledge, Arunkumar Rajapandy resignation did not arise from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. He is busy with other engagements as the reason for the resignations.

On the same date Mr. Arunkumar Rajapandy resigned as the Company’s President, Chief Executive Officer, Treasurer and Secretary.

On August 7, 2013, Mr Russell Heaton was appointed to act as Company’s President, Chief Executive Officer, Secretary, Treasurer and Director

During the last ten years, except as indicated below, no director, executive officer, promoter or control person of the Company has:

(1)           Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)           Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

(3)           Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)           Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated; or

(5)           Been the subject to, or a party to, any sanction or order, not subsequently reverse, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
99.1	Resignation Letter of Arunkumar Rajapandy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDEX CORPORATION
By	/s/ Russell Heaton
Name: Russell Heaton Title: President

Date:  August 08, 2013